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                                                                    Exhibit 3.10


                            CERTIFICATE OF FORMATION
                                       OF
                              DR LAND HOLDINGS, LLC

         The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

         First. The name of the limited liability company is DR Land Holdings, LLC (the "Company").

         Second. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Formation on December 4, 1998.


                                                 /s/ Marvin K. Kaiser
                                           ----------------------------------
                                                    Marvin K. Kaiser
                                                     Vice President